Exhibit 10.3


The original file copy of this lease contains several illegible portions - we have attempted to decipher the text as accurately as possible; however, certain portions did not transcribe and in those places we have inserted a trailer -
"............" - indicating illegibility.

                                                      LEASE

         THIS LEASE, entered into this 1 day of January 198 00 by and between Oleander Business Park, P. O. Box
                                                            --
3982, Ft. Pierce, FL 34982 hereinafter referred to as "Lessor", and Choice Sanitation Inc., Will Cowdell Pres. Hereinafter referred to as "Lessee".

         WITNESSETH:

1. LEASEHOLD PREMISES: Lessor does lease unto Lessee and Lessee does rent and accept from Lessor the following premises: 3237 and 3257 Oleander Avenue, 34982

2. TERM OF LEASE: The initial term of this lease shall be for a period of 2 years, commencing 1 day of January 00 and terminating the 31 day of December 198 02.

3.       RENT:

3.1 Lessee hereby agrees to pay the Lessor during the initial term of this lease a term rental of $18,645.00 payable in monthly installments of $1553.75 includes water and sewer.

3.2 In the event that Lessee shall have exercised the option to renew the lease agreement, Lessee and Lessor agree that Lessor may adjust the rental rate based on 5% per year over the two (2) years. However, in no event shall the increase be greater than 25% of the rental rate being charged in the immediate proceeding term.

3.3 Additional Rent: The Lessor agrees that Lessee shall be responsible for his proportionate share in relation to the entire improvements of the property of any ad valoram taxation on the property. Such increase shall be computed as follows: The first year that the improvements appear on the tax roll shall be the base for purposes of determining any increase in the ad valorem taxes. The Lessor shall be responsible for the first year taxes in full. Thereafter any increases experienced above the first year base shall be borne proportionately that part of the premises.......  to the entire  improvements.  Upon notice from the Lessor as to any increase, the Lessee shall have 15 days from the date thereof to make payment for Lessee's proportionate share.

4.       OPTION TO RENEW:

4.1 Lessee shall have the option to renew this lease for successive 1 additional 3 year term, however, only in the event that Lessee has not defaulted in any manner in any term, condition or covenant of this lease.

4.2 Lessee must exercise this option to renew by submitting to the Lessor written notice of exercise of said option not less than 90 days prior to the expiration of the initial term of this lease. In the event Lessee shall fail to give  written  notice to Lessor as  described,  said option to renew shall .....
become null and void and of no further ...and effect.

5. LESSOR'S OBLIGATION: The Lessor shall provide sewer, water, and garbage to the premises and shall pay the cost of same. All other utilities and/or services provided to the properties shall be born by the Lessee and Lessee agrees to hold the Lessor harmless from any liability arising therefrom.

6. PAYMENTS, ACKNOWLEDGEMENTS AND COMMENCEMENT OF TERMS: The term of this lease shall have commended on the 1 day of January, 19800. Receipt is hereby acknowledged of 1515.00 representing the first and security rent plus sales tax. The next rental payment shall be due and payable on 1 day March 198 00. 1525. base plus 28.75 water/sewer = 1553.75 + tax 100.94 = $1654.74.

7. QUIET ENJOYMENT: Upon the observance and performance of all the covenants, terms and conditions on Lessee's part, Lessor shall peacably and quietly hold and enjoy the leasehold premises for the term hereby demised and any extension thereof.

8.       RESTRICTION OF USE:

8.1 The premises are leased to Lessee for use as a Business Svc/Storage. Lessee agrees not to use the premises, or to permit the use of any part of the premises, for any other purpose without obtaining the prior written consent of Lessor.

8.2 Lessee may, at his own risk and expense and subject to Lessor's approval, erect or place in a lawful manner, signs concerning the business on or after the leasehold  premises ..... first procure all necessary permits and authority from the appropriate municipal and governmental agent. Lessee shall maintain the sign in good state of repair, and shall repair any damage that may have been done to the premises by the erection, existence or ........ At the end of the lease term or any renewal thereof, Lessee shall remove signs at his expense.

8.3 Lessee may improve, alter or make improvements to the leasehold premises, provided that said improvements, alterations, or additions shall be first approved in writing by the Lessor.

8.4 Lessee shall comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities.

9, WASTE AND  MAINTENANCE  OF  LEASEHOLD  PREMISES:  Lessee shall not commit any waste or ..........  Upon the leasehold premises.  If Lessor is required to make repairs in the structural portions ...... of Lessee's negligent acts or omission to act, Lessor may add the cost of such repairs to the rent and additional rent which shall thereafter become due.

10. LESSEE'S ACCEPTANCE OF PROPERTY:  At the commencement of the lease term, the
Lessee shall accept the building improvements.  ..... any equipment on or within the  leasehold,  improvements,  and any  equipment  on or within  the  leasehold premises.  In .......  Existing  condition  ....  Representation,  statement  or warranty,  expressed or implied,  has been made by or on behalf of the Lessor as to  such  condition,  ......  .....  in the  ......  ......  may be made of such property. In no event shall the Lessor be liable for any defect in such property or for any limitation upon its use.

11.      INSURANCE:

11.1 Lessee shall secure public liability and property damage insurance in an amount not less than $300,000.00 covering the leasehold premises. Lessor or any person, firm or corporation designated by Lessor, shall be named as additional insureds upon the hazard and liability insurance policies and be entitled to receive ....... With regard to policies,  and be entitled to receive all notices with regard to said policies. All expenses in connection with said policies are to be borne by Lessee. Upon the failure of the Lessee to pay any insurance premiums, Lessor may elect to pay said premiums, or any portion thereof and Lessee shall reimburse Lessor for any premiums so paid within seven (7) days after ......... of Lessor therefor.

11.2 Lessee shall  indemnify  Lessor .... ...  harmless from and against any and all  claims,  actions,  damages,  liability  and  expenses  in  connection  with
.........,  personal  injury and damages to property  arising  from or out of any occurrence in upon or about the leasehold premises. Occupancy or use by Lessee of the leasehold premises or any part thereof, or occasioned wholly or in part by any act or omission of the Lessee, his agents, contractors, employees, servants or assigns.

11.3 In the event that Lessor shall, without fault on his part, be made a party in any litigation commenced by or against the Lessee, then Lessee will protect and hold Lessor harmless and shall pay all costs, expenses, and reasonable attorney's fees incurred or paid by Lessor in connection with such litigation. Lessee shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Lessor in enforcing the covenants and agreements of this lease.

21. PUBLIC RECORD. The Lessor and Lessee agree that neither party shall record or cause to be recorded this lease in the public records of ST. LUCIE County or any other public body.

22. SUBORDINATION. This lease is subject and subordinated to each mortgage which may or hereafter affect the premises and the leasehold interest created hereby.

23. LATE FEES AND ADMINISTRATION CHARGES: All rents, unless otherwise provided for are due on the FIRST day of the month and become delinquent on the SECOND day of the month. A late charge of $10.00 per day will be assessed beginning the THIRD day of the month. The assessment will continue at the rate of $10.00 per day until the rent is paid. In the event the first day of the month falls on a Saturday, Sunday or Legal holiday, then the rent shall be due on the first day of business following those days. If the rent is not paid on the first business day following those specified days, then the $10.00 late shall shall be assessed beginning  the second day of business.  When a late charge has  ..............., the charge of $10.00 per day will apply each day  including  Saturdays,  Sundays and legal holidays until the  ..............  is paid. All late charges shall be included in with the delinquent rent. The Landlord shall have the option to cancel this lease without recourse if the delinquent charges are not included in the subsequent month's rental payment. In the event any check, back draft or negotiate instrument is given for any payment and is dishonored for any reason whatsoever, and ...........  ................  ...................  The Landlord
shall be entitled to an administration charge of $25.00 payable by the tenant. This administration charge shall be included in with the delinquent rent.

24. DUMPSTERS shall be provided by lessor, lessee shall not place refuse of any kind alongside, in front of, or behind dumpsters. All trash shall be place in the dumpsters. In addition, all boxes shall be broken down when placed in dumpsters. In the event a lessee violates the above instructions for dumpster use, an additional amount of money shall be paid to the lessor in an amount equal to the cost of dumpster clean up by maintenance people, but not less than $25.00 The charge for cleanup shall be paid on or before the next 1st day of the month following notice to Lessee of charge. In no circumstance shall oil, grease, chemicals or other substances which are pollutants be placed in dumpsters. The disposition of such materials is the total responsibility of the Lessee. The tenant has paid $ 0 for his damage security deposit. The deposit will be refunded in full or in part at the end of the Lease or when the tenant moves out. The amount of refund will depend on the amount of cleaning or repairs that has to be done in the unit. The tenant agrees to leave the unit as clean as it was when he leased it. The tenant may clean the unit or make any repairs needed before he moves out and the owner or their representative will make an inspection of the unit to determine the condition it is in. If no additional amount  is  required  to  clean or  repair  the  unit  ............  ...........
............  ................,  then the deposit may be refunded.  Each unit has two  parking  spaces in front of their  unit.  The tenant  agrees not to park in front of other tenant's  units. A  .....................  ......................
............................  ...........................  .....,  but  cannot be parked for longer than twenty-four (24) hours. No work will be performed outside of the unit. No chemicals will be put down the drain whether in the sink or commode. The tenant agrees not to leave trash or used items outside of his unit.
They  .................   ............  .............   .................  .  No
flammables will be used or stored in unit. ........ ......... fire extinguishers must be furnished by the tenant, and they must be mounted by each doorway in the unit.
              SIGNAGE: A 2' x 6' overhead sign with a cost to Lessee of $100.00 of which $50.00 will be refunded if all terms of LEASE are met. Marquee sign is the property of Lessor.

Signed, sealed and delivered in the presence of:              /s/ FB for OBP

                                                                   "Lessor"
          ------------------------------------
            As to Lessor

          ____________________________________      /s/ Will Cowdell, President
                                                    ---------------------------
                                                            "Lessee" (Tenant)
          ------------------------------------
              As to Lessee